Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the registration statement (S-8) pertaining to the 2006 Long-Term Incentive Plan of Techprecision Corporation of our report dated June 22, 2007, with respect to the consolidated statements of Techprecision Corporation included in the Annual Report (Form 10-KSB) for the year ended March 31, 2007, filed with the Securities and Exchange Commission.
/s/ Tabriztchi & Co., CPA, P.C.
Tabriztchi & Co., CPA, P.C.
Garden City, NY
December 16, 2007